Exhibit 99.1

Michele Meyers Joins Sprinklr as Chief Accounting Officer

NEW YORK, NY — December 18, 2025 – Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today announced that Michele Meyers is joining Sprinklr as Chief Accounting Officer, effective January 5, 2026. In this role, Meyers will oversee all accounting operations, financial reporting, and compliance functions, reporting directly to Anthony Coletta, Chief Financial Officer.

“It is a distinct honor to welcome Michele to the Sprinklr team,” said Anthony Coletta, Sprinklr Chief Financial Officer. “Her deep expertise in public company accounting and SEC reporting and her proven track record for building high-performing, highly efficient teams make her an ideal leader to strengthen our accounting functions as we continue to position Sprinklr for long-term success.”

Meyers brings more than 20 years of progressive accounting and finance leadership experience to Sprinklr, leading finance and accounting functions for global, publicly traded technology companies. Most recently, as Chief Accounting Officer at Coursera (NYSE: COUR), Meyers drove operational excellence during a period of transformation—building high-performing teams, accelerating close timelines, implementing SOX compliance, and delivering significant cost efficiencies through automation and process optimization. Previously, at Black Knight (NYSE: BKI), she guided the company through its IPO, spin-off, and multiple strategic transactions, including a $1B bond offering to enable a major acquisition. Her ability to lead through complexity and deliver results under pressure underscores her expertise in scaling organizations and building resilient, high-performing teams. Earlier roles include senior finance leadership at Altisource Portfolio Solutions (NASDAQ: ASPS) and audit management at Deloitte.

“This is truly a pivotal moment for Sprinklr, and I am excited to become a part of this story,” said Meyers. “Driving operational excellence and building high-performing teams has been a passion throughout my career, and I look forward to partnering across the organization to strengthen processes, scale efficiently, and support the company’s transformation journey.”

Meyers holds a Bachelor of Science, Accounting, from the University of West Florida, Pensacola, FL.

About Sprinklr

Sprinklr is the definitive, AI-native platform for Unified Customer Experience Management (Unified-CXM), empowering brands to deliver extraordinary experiences at scale — across every customer touchpoint.

By combining human intelligence with the enhancements and insights of artificial intelligence, Sprinklr helps brands earn trust and loyalty through personalized, seamless, and efficient customer interactions. Sprinklr’s unified platform provides powerful solutions for every customer-facing team — spanning social media management, marketing, advertising, customer feedback, and omnichannel contact center management — enabling enterprises to unify data, break down silos, and act on real-time insights.

Today, 1,900+ enterprises — including Microsoft, P&G, Samsung, and 60% of the Fortune 100 — rely on Sprinklr to help them deliver consistent, trusted customer experiences worldwide.

Forward Looking Statements

This press release contains forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential benefits of Michele Meyers joining Sprinklr as its Chief Accounting Officer. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including (i) the risk that the potential benefits of Ms. Meyers’s joining Sprinklr are not realized and (ii) risks, uncertainties and contingencies that may apply to Sprinklr’s business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2025, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Sprinklr does not undertake to update any forward-looking statements or information, including those contained in this press release.

Press Contact

Austin DeArman

pr@sprinklr.com